CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement ("Agreement"), dated as of the Ist day of April 2001, is made between SilverStream Software, Inc. with offices at 2 Federal Street, Billerica, Massachusetts 01821 ("SilverStream") and John W. Pearce, an individual with an address at 1 Bancroft Rd. Andover, MA 01810("Consultant").

1. Services. SilverStream hereby engages Consultant to provide professional consulting services. Consultant shall use his best efforts to perform such special projects as may be reasonably assigned to him by SilverStream from time to time consistent with his experience and skills. All or some of the foregoing duties are to be performed by Consultant at such times and places as SilverStream and the Consultant may agree from time to time. Consultant shall use his best efforts in the performance of his obligations under this Agreement. SilverStream shall provide such access to its information and property as may be reasonably required in order to permit Consultant to perform his obligations hereunder. Consultant shall cooperate with SilverStream's personnel, shall not interfere with the conduct of SilverStream's business and shall observe all rules, regulations and security requirements of SilverStream concerning the safety of persons and property.

2.       Term and Termination.

     (a) The term of this Agreement (the "Initial Term") shall commence on 1 April 2001 and terminate on May 30, 2001. Thereafter, this Agreement may be extended upon the mutual agreement of SilverStream and Consultant for such additional periods of time as SilverStream and Consultant shall mutually agree (each a "Renewal Term", and together with the Initial Term, the "Term") on such terms as the parties may agree prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

     (b) Either party may, without prejudice to any tight or remedy it may have due to any failure of the other party to perform such other party's obligations under this Agreement, terminate this Agreement upon seven (7) days' prior written notice to such other party. In the event of such termination, Consultant shall be entitled to payment for services performed through such termination date. Such payments shall constitute full settlement of any and all claims by Consultant of every description against SilverStream. Notwithstanding the foregoing, SilverStream may terminate this Agreement, effective immediately upon written notice to Consultant, if Consultant breaches or threatens to breach any provision of Section 5.

3.       Fees and Payments.

     (a) SilverStream shall pay Consultant $13,000 per month for the Services performed hereunder.

     (b) Consultant shall invoice SilverStream not less often than monthly and, in any event, within ten (10) business days after the Termination Date for all amounts not then invoiced. Each invoice shall be submitted on the 15th of the month. All invoices shall be payable within thirty (30) days of receipt by SilverStream.

4. Independent Contractor. Consultant, in performance of this Agreement, is acting as an independent contractor and not as an employee or agent of SilverStream and shall not be considered an employee of SilverStream within the meaning or the application of any Federal, State or local laws or regulations. Consultant does not have any right, power or authority to create any obligation (express or implied) on SilverStream's behalf without the express prior written consent of SilverStream.

5.       Ownership.

     (a) All inventions, discoveries, computer programs, data, technology, designs, innovations and improvements ("Inventions") and any work developed for SilverStream under this Agreement (whether or not patentable and whether or not copyrightable) related to the business of SilverStream which are made, conceived, reduced to practice, created, written, designed or developed by Consultant during performance of the Services, solely or jointly with others and whether during normal business hours or otherwise, during the Term or thereafter ("Deliverables") shall be the sole property of SilverStream. Consultant hereby assigns to SilverStream all Deliverables and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere and appoints any officer of SilverStream as his duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court or authority. Upon the request of SilverStream and at SilverStream's expense, Consultant shall execute such further assignments, documents and other instruments as may be necessary or desirable to fully and completely assign all Deliverables to SilverStream and to assist SilverStream in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Deliverable. Consultant also hereby waives all claims to moral tights in any Deliverable.

     (b) Consultant shall promptly disclose to SilverStream all Inventions in the Deliverables and will maintain adequate and current written records (in the form of notes, sketches, drawings and as may be specified by SilverStream) to document the conception and/or first actual reduction to practice of any Invention. Such written records shall be available to and remain the sole property of SilverStream at all times.

6.       Proprietary Information.

     (a) Consultant acknowledges that his relationship with SilverStream is one of high trust and confidence and that in the course of his service to SilverStream he will have access to and contact with Proprietary Information. Consultant agrees that he will not, during the Term or at any time thereafter, disclose to others, or use for his benefit or the benefit of others, any Proprietary Information. For purposes of this Agreement, Proprietary Information shall mean, by way of illustration and not limitation, the Deliverables and all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by SilverStream including, without limitation, any Invention, formula, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost and employee list that is communicated to, learned of, developed or otherwise acquired by Consultant in the course of his service as a consultant to SilverStream.

     (b) Consultant's obligations under this Section 6 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by Consultant or others of the terms of this
Section 6, (ii) is generally disclosed to third parties by SilverStream without restriction on such third parties, or (iii) is approved for release by written authorization of SilverStream.

     (c) Upon termination of this Agreement or at any other time upon request by SilverStream, Consultant shall promptly deliver to SilverStream all SilverStream property including computers, access cards, equipment, records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches, and other documents (and all copies or reproductions of such materials) relating to the business of SilverStream.

     (d) Consultant represents that his retention as a consultant with SilverStream and his performance under this Agreement does not, and shall not, breach any agreement that obligates him to keep in confidence any trade secrets or confidential or proprietary information of his or of any other party or to refrain from competing, directly or indirectly, with the business of any other party. Consultant shall not disclose to SilverStream any trade secrets or confidential or proprietary information of any other party.

     (e) Consultant acknowledges that SilverStream from time to time may have agreements with other persons or with the United States Government, or agencies thereof, that impose obligations or restrictions on SilverStream regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. Consultant agrees to be bound by all such obligations and restrictions that are known to him and to take all action necessary to discharge the obligations of SilverStream under such agreements.

     (f)  Consultant  acknowledges  that any  breach of the  provisions  of this
Section 6 shall result in serious and irreparable injury to SilverStream for which SilverStream cannot be adequately compensated by monetary damages alone. Consultant agrees, therefore, that, in addition to any other remedy it may have, SilverStream shall be entitled to enforce the specific performance of this Agreement by Consultant and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

7. No Publicity. With respect to this Agreement and unless Consultant has SilverStream's prior written consent, Consultant will not (i) use in any form of advertising or publicity the name of SilverStream or any of SilverStream's trade names, its trade or service marks, its symbol or any abbreviation, contraction or simulation thereof, or (ii) represent, directly or indirectly, that any product or any service provided by Consultant has been approved or endorsed by SilverStream.

8. Notices. Any notice or communication required to be given by either party hereunder shall be in writing and shall be delivered by conventional means such that proof of receipt is reasonably determinable and shall be sent to the address specified in the first paragraph of this Agreement (or subsequently identified address) to the attention of the Legal Department.

9.       General.

     (a) This Agreement supersedes all prior agreements and understandings between the parties for the Services and constitutes the complete agreement and understanding between the parties unless modified in a writing signed by authorized representatives of both parties.

     (b) This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, SilverStream may be merged or which may succeed to its assets or business, provided, however, that the obligations of Consultant are personal and shall not be assigned by him.

     (c) This Agreement shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts without giving effect to its principles of conflicts of law, and any litigation arising out of or connected in any way with this Agreement shall take place in a court of competent jurisdiction in Suffolk County of The Commonwealth of Massachusetts.

     (d) The following  sections will survive the termination of this Agreement:
2(b), 3, 4, 5, 6, 7 and 9.

     (e) If any provision of this Agreement (or any portion thereof) is determined to be invalid or unenforceable the remaining provisions of this Agreement shall not be affected thereby and shall be binding upon SilverStream and Consultant and shall be enforceable as though said invalid or unenforceable provision (or portion thereof) were not contained in this Agreement.

     (f) The failure by either SilverStream or Consultant to insist upon enforcing its rights under this Agreement shall in no way constitute a waiver of its tights as set forth in this Agreement, at law or in equity.

     (g) This Agreement may be amended or modified only by a written instrument executed by both SilverStream and Consultant.

     (h) Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     (i) The captions of the sections of this Agreement are for convenience of reference only and in no way define, Emit or affect the scope or substance of any section of this Agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

SILVERSTREAM SOFTWARE, INC.                         CONSULTANT

By: /s/ Charles C. Cabot, III                       By:  /s/ John W. Pearce
    -----------------------------                        ------------------
Charles C. Cabot III                                John W. Pearce, individually
Vice President Human Resources